Union Carbide Corporation
39 Old Ridgebury Road, Danbury, CT 06817-0001

===========================
  Your Control Number Is:

===========================

To Our Stockholders:

Formal notice of the December 1, 1999 Special Meeting of Stockholders is in the enclosed proxy statement/prospectus. Please read the proxy statement/prospectus and vote promptly. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

By voting in accordance with this form, you will be authorizing the proxies named below to vote all shares registered in your name and shares held for you through the Union Carbide Dividend Reinvestment and Stock Purchase Plan ("DRISP"), if any.

For this Special Meeting, you may vote by mail, telephone, fax or the Internet. Telephone or Internet votes must be received by 11:59 P.M. EST on the day before the meeting or any adjournments or postponements to be counted. Mail or fax votes must be received before the polls close. Do not mail this proxy card if you elect to vote by telephone, fax or the Internet.

                      Vote 24 hours a day, 7 days a week!
--------------------------------------------------------------------------------
Vote by Telephone        Have this proxy card available when you call the toll-
                         free number 1-800-250-9081 using a touch-tone phone.
                         Enter your Control Number when asked and follow the
                         simple prompts.
--------------------------------------------------------------------------------
Vote by Fax              Please mark, sign and date this proxy card and fax it
                         to 1-412-299-9191.
--------------------------------------------------------------------------------
Vote by the Internet     Have this proxy card available when you access the
                         website at http://www.votefast.com, enter your Control
                         Number where indicated and follow the simple prompts.
--------------------------------------------------------------------------------
Vote by Mail             Please mark, sign and date this proxy card and return
                         it to Corporate Election Services, P.O. Box 1150,
                         Pittsburgh, Pennsylvania 15230 in the enclosed postage-
                         paid envelope.
--------------------------------------------------------------------------------

     ----------------------------------------------------------------------
          .  Please fold and detach card here when voting by mail.  .
     ----------------------------------------------------------------------

   PROXY   SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
                 SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 1, 1999

The Board of Directors Recommends a Vote FOR the Proposal.
--------------------------------------------------------------------------------
                                                      FOR    AGAINST    ABSTAIN
To adopt the Agreement and Plan of Merger among       [_]      [_]        [_]
Union Carbide Corporation, The Dow Chemical Company
and Transition Sub Inc., dated as of August 3, 1999,
as the same may be amended from time to time.
--------------------------------------------------------------------------------
I or we authorize W.H. Joyce and B.D. Fitzgerald, and any one or both of them as proxies, with full power of substitution, to vote all stock of Union Carbide Corporation registered in my name or our names or held for me or us through the Union Carbide DRISP on any matters that come before the Special Meeting or any adjournments or postponements of the meeting. The proxies will vote (1) as specified on this card; (2) as the Board of Directors recommends where no choice is specified; and (3) as the proxies decide on any other matter.
--------------------------------------------------------------------------------



                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature

                                            ------------------------------, 1999
                                            Date

Union Carbide Corporation
39 Old Ridgebury Road, Danbury, CT 06817-0001

==========================================
         Your Control Number is:

==========================================

To Our Stockholders:

Formal notice of the December 1, 1999 Special Meeting of Stockholders is in the enclosed proxy statement/prospectus. Please read the proxy statement/prospectus and vote promptly. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

For your convenience, we have consolidated your holdings, except shares you may hold at a bank or brokerage house, for which you will be receiving a separate proxy card.

By voting in accordance with this form, you will be authorizing the proxies named below to vote all shares registered in your name, including restricted stock, and shares held through the Dividend Reinvestment and Stock Purchase Plan ("DRISP"). You also will be instructing the applicable trustee to vote shares held for you through the Union Carbide, UCAR, OSi or Praxair Savings Programs (the "Savings Programs") and the Union Carbide Employee Stock Ownership Plan ("ESOP"). If you do not vote, the applicable trustee will vote your shares in the same proportion as it votes shares for which it receives instructions.

For this Special Meeting, you may vote by mail, telephone, fax or the Internet. Telephone or Internet votes must be received by 11:59 P.M. EST on the day before the meeting or any adjournments or postponements to be counted. Mail or fax votes must be received before the polls close. Do not mail this proxy card if you vote by telephone, fax or the Internet.

                      Vote 24 hours a day, 7 days a week!

--------------------------------------------------------------------------------
Vote by Telephone     Have this proxy card available when you call the toll-free number 1-800-250-9081 using a touch-tone phone. Enter your
                      Control Number when asked and follow the simple prompts.
--------------------------------------------------------------------------------
Vote by Fax           Please mark, sign and date this proxy card and fax it to
                      1-412-299-9191.
--------------------------------------------------------------------------------
Vote by the Internet  Have this proxy card available when you access the website at http://www.votefast.com, enter your Control Number
                      where indicated and follow the simple prompts.
--------------------------------------------------------------------------------
Vote by Mail          Please mark, sign and date this proxy card and return it
                      to Corporate Election Services, P.O. Box 1150, Pittsburgh,
                      Pennsylvania 15230 in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

      -------------------------------------------------------------------
          .  Please fold and detach card here when voting by mail.  .
      -------------------------------------------------------------------

     PROXY  SOLICITED BY THE BOARD OF DIRECTORS OF UNION CARBIDE CORPORATION
                 SPECIAL MEETING OF STOCKHOLDERS ON DECEMBER 1, 1999

The Board of Directors Recommends a Vote FOR the Proposal.
--------------------------------------------------------------------------------
                                                        FOR    AGAINST   ABSTAIN
To adopt the Agreement and Plan of Merger among Union   [_]      [_]       [_]
Carbide Corporation, The Dow Chemical Company and
Transition Sub Inc., dated as of August 3, 1999, as
the same may be amended from time to time.
--------------------------------------------------------------------------------
I authorize W. H. Joyce and B. D. Fitzgerald, and any one or both of them as proxies, with full power of substitution, to vote all stock of Union Carbide Corporation registered in my name or held for me through the Union Carbide DRISP on any matters that come before the Special Meeting or any adjournments or postponements of the meeting. The proxies will vote (1) as specified on this card; (2) as the Board of Directors recommends where no choice is specified; and
(3) as the proxies decide on any other matter. I instruct the applicable trustee to execute a proxy as indicated above to vote all shares held for me in the Savings Programs or Union Carbide ESOP.
--------------------------------------------------------------------------------





                                         ---------------------------------------
                                         Signature

                                                                          , 1999
                                         ---------------------------------
                                         Date